                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

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                    Exchange Act of 1934 (Amendment No.  )

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           PathoGenesis Corporation
--------------------------------------------------------------------------------
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

[LOGO]  PathoGenesis
        Corporation





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



   Time:       4:00 p.m., Pacific Time

   Date:       Wednesday, June 3, 1998

  Place:       201 Elliott Avenue West
               Seattle, Washington  98119

Purpose:       1.  Elect three Class III directors

               2. Approve the PathoGenesis Corporation Employee Stock Purchase Plan

               3. Ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for 1998

               4. Transact any other business that may properly come before the meeting


     Shareholders of record at the close of business on April 6, 1998, are entitled to vote at the meeting.

     Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the meeting and vote.



                                Marvin B. Tepper
                                Secretary
Seattle, Washington
April 20, 1998

                            PathoGenesis Corporation

                              ____________________

                                PROXY STATEMENT
                              ____________________

     The board of directors of PathoGenesis Corporation solicits your proxy for the annual meeting of shareholders called to be held on June 3, 1998 and at any adjournment of the meeting. This proxy statement, together with the proxy card and the Company's 1997 Annual Report, is first being mailed to shareholders on or about April 20, 1998.


                               ABOUT THE MEETING

     What is the purpose of the meeting? At the meeting, shareholders will vote on the matters indicated in the accompanying notice, including (1) the election of three directors, (2) approval of a proposed Employee Stock Purchase Plan and
(3) ratification of the selection of independent accountants.

     Who may vote at the meeting? Only shareholders of record at the close of business on April 6, 1998, are entitled to vote at the meeting. Each such shareholder is entitled to one vote for each share of common stock of the Company ("Common Stock") owned on the record date.

     How do I vote? You can vote on matters at the meeting by signing and returning the enclosed proxy card or by attending the meeting and casting your vote there. If you return a properly executed proxy card, shares represented by your proxy will be voted as specified by you or, if you do not otherwise indicate, voted for the board's nominees as directors and for each of the other proposals stated in the notice of the meeting. If you hold your shares in "street name" (through a broker or other nominee) and wish to vote at the meeting, you will need to bring a copy of your account statement showing your stock ownership in the Company and check in at the registration desk at the meeting.

     Can I change my vote after I return my proxy card? If you wish, you may revoke your proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing before the meeting, (ii) signing another proxy with a later date, or (iii) attending the meeting, requesting the return of any previously delivered proxy and voting in person.

     What constitutes a quorum? The presence at the meeting, in person or by proxy, of the holders of a majority of the Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. As of the record date, 16,245,547 shares of Common Stock were outstanding.

     What vote is required? The three nominees who receive the most votes at the meeting will be elected to the three open directorships. Approval of the PathoGenesis Corporation Employee Stock Purchase Plan and ratification of the selection of KPMG Peat Marwick LLP as independent accountants will require the vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are counted as shares present for determining if a quorum is present, but they will not be included in votes cast on each proposal and thus have no effect on the outcome of the vote.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The board of directors is divided into three classes, having three-year terms that expire in successive years. Three Class III directors are to be elected at the meeting. Class I and Class II directors are not up for election this year and will continue in office for the remainder of their terms. Biographical information on each nominee for director and each continuing director appears below, including his or her age at December 31, 1997.

     The board of directors has nominated Talat M. Othman, Eugene L. Step and Fred Wilpon, each of whom is a current Class III director, for re-election to serve until the annual meeting in 2001 or until his successor is elected and qualified. If a nominee is unable to serve, the proxy holders will vote for another nominee proposed by the board.

     The board of directors recommends a vote FOR the election of each nominee for director.

                Nominees for Election at the Meeting (Class III)

Talat M. Othman                     Mr. Othman has been Chairman and Chief Executive Officer of Grove
Age 61                              Financial, Inc., a financial services company, since September
Director since 9/92                 1995.  Prior thereto, he was Chairman, President and Chief
Chair, Compensation and             Executive Officer of Dearborn Financial, Inc.  He is a director of
  Nominating Committee              the Middle East Policy Council in Washington, D.C., a member of the
Member, Executive                   Board of Governors of St. Jude Children's Research Hospital and a
  Committee                         member of the Dean's Advisory Council of the Kennedy School of
                                    Government of Harvard University.  Previously he was a director of
                                    Harken Energy Corporation and Hartmarx Corporation (apparel manufacturer) and President of the Arab Bankers Association of
                                    North America.

Eugene L. Step                      Mr. Step was Executive Vice President, a director and a member of
Age 68                              the Executive Committee of Eli Lilly and Company, a pharmaceutical
Director since 4/92                 company, from 1986 until his retirement in 1992 and President of
Chair, Audit/Finance                its Pharmaceutical Division from 1973 to 1992.  He is a past
  Committee                         Chairman of the Pharmaceutical Manufacturers Association (now
Member, Executive                   PhRMA) and past President of the International Pharmaceutical
  Committee                         Manufacturers Association.  He is a director of CellGenesys Inc.
                                    (biotechnology company), DBT Online (data management company),
                                    Guidant Corp. (medical device company), Medco Research Inc.
                                    (medical research company) and Scios-Nova Inc. (biotechnology company).

Fred Wilpon                         Mr. Wilpon, a founder of the Company, was Chairman of the Board
Age 61                              from May 1995 to January 1998.  He is co-founder of and has been
Director since 1/92                 Chairman of the Board of Sterling Equities, Inc. (real estate
Chair, Executive                    developer) for more than 20 years, and has been President and Chief
  Committee                         Executive Officer of the New York Mets baseball team for more than
Member, Compensation and            10 years.  He is a director of Bear, Stearns & Co. Inc. (investment
  Nominating Committee              bank).
  and Audit/Finance
  Committee

           Continuing Directors Whose Terms Expire in 1999 (Class II)

Alan R. Meyer                       Mr. Meyer joined the Company in December 1992 as Vice President and
Age 44                              Chief Financial Officer and a director.  He was promoted to Senior
Director since 12/92                Vice President and Chief Financial Officer in July 1995, when he
Executive Vice President,           also assumed the offices of Treasurer and Assistant Secretary, and
  Chief Financial                   was promoted to Executive Vice President in January 1998.  From
  Officer, Treasurer and            1987 to 1992, he was Chief Financial Officer for several
  Assistant Secretary               development stage healthcare companies, and previously he held corporate finance and corporate development positions with Baxter
                                    Healthcare Corporation and was a management consultant with Arthur
                                    Andersen & Co.

Elizabeth M. Greetham               Ms. Greetham is a Portfolio Manager for Weiss, Peck & Greer, L.L.C.
Age 47                              (investment adviser) where she manages the portfolios of WPG Life
Director since 11/96                Science Fund, L.P. and WPG Institutional Life Sciences Fund, L.P.
Member, Audit/Finance               and shares analytical responsibilities for all healthcare
  Committee                         investments for the firm's clients.  She is a director of various pharmaceutical companies, including ChiRex Inc., Guilford
                                    Pharmaceuticals Inc., Progenies Pharmaceuticals, Inc. and SangStat
                                    Medical Corporation.

Michael J. Montgomery               Mr. Montgomery has been President and Chief Operating Officer of
Age 43                              Sega GameWorks L.L.C. (entertainment company) since September 1996.
Director since 7/95                 He was a senior executive of DreamWorks SKG (entertainment
Member, Audit/Finance               company), from 1995 to 1996; Executive Vice President and Chief
  Committee                         Financial Officer of Euro Disney SCA from 1993 to 1994; and Vice
                                    President of The Walt Disney Company from 1989 to 1993 and
                                    Treasurer from 1991 to 1993.  Mr. Montgomery is a brother of
                                    A. Bruce Montgomery, M.D., the Company's Executive Vice
                                    President--Research and Development.

           Continuing Directors Whose Terms Expire in 2000 (Class I)

Wilbur H. Gantz                     Mr. Gantz, a founder of the Company, has been Chief Executive
Age 60                              Officer and President of the Company since March 1992 and Chairman
Director since 3/92                 since January 1998.  He was President of Baxter International Inc.
Member, Executive                   (a leading maker and distributor of healthcare products) from 1987
  Committee                         to 1992 and previously held a number of executive positions with
Chairman, Chief Executive           Baxter, including President, Executive Vice President and Chief
  Officer and President             Operating Officer and Vice President of the International Division.
                                    He is a director of The Gillette Company (personal care products company), W.W. Grainger, Inc. (electrical products company), Harris
                                    Bancorp (bank holding company) and Harris Trust and Savings Bank.
                                    He is a past trustee of Princeton University.

John L. Gordon                      Mr. Gordon is chairman and founder of Quercus Management Limited, a
Age 53                              biotechnology support company based in Oxford, England.  He was
Director since 11/97                Chief Executive Officer of Neures Limited (biotechnology company)
Member, Compensation                from 1994 to 1996, and Director of Research of Neures' parent
  and Nominating                    company, British Biotech plc, from 1987 to 1994.  He is a director
  Committee since 4/98              of Chemical Design Holdings plc, PowderJect Pharmaceuticals plc and
                                    Reabourne Merlin Life Sciences Investment Trust PLC, each a publicly held company in the UK.

     How often did the board meet in 1997? The board of directors held four regular meetings in 1997. Each current director attended at least 75% of the number of meetings of the board and of committees on which he or she served that were held during 1997.

     What committees has the board established? The board of directors has three committees: the Audit/Finance Committee, the Compensation and Nominating Committee, and the Executive Committee. Committees report their actions to the full board, usually at the next meeting of the board or by written report.

     The Audit/Finance Committee met twice in 1997. The Audit/Finance Committee recommends the appointment of the Company's independent accountants. In addition, it reviews auditing arrangements with the independent accountants, the scope and results of their audits, and any problems they may identify regarding internal accounting controls, as well as their recommendations. It also meets with the Company's Chief Financial Officer to review the Company's programs, policies and procedures regarding financial controls and internal auditing. The Audit/Finance Committee also reviews with the Company's Chief Financial Officer the Company's investment securities and cash management programs and policies. The Audit/Finance Committee is prepared to meet at any time at the request of the independent accountants or the Chief Financial Officer to review any special situation that may arise relating to audit/finance matters. Eugene L. Step (chair), Elizabeth M. Greetham, Michael J. Montgomery and Fred Wilpon are members of this committee.

     The Compensation and Nominating Committee (which was known as the Compensation Committee before April 1, 1998 as it did not perform the functions of the nominating committee before then) held seven meetings and acted by consent three times during 1997. This committee administers the Company stock option plans and makes recommendations to the board regarding the compensation for directors, officers, employees and consultants. It also reviews and approves, and thereafter makes recommendations to the board of directors on, any proposed plan or program that would benefit the senior executives. The committee recommends to the board regarding candidates for the board and executive officers. The committee would consider candidates for director suggested by shareholders; suggestions should be submitted in writing to:
Secretary, PathoGenesis Corporation, 201 Elliott Avenue West, Seattle, Washington 98119. This committee currently consists of Talat M. Othman (chair), John L. Gordon and Fred Wilpon.

     The Executive Committee met on ten occasions and acted by consent once in 1997. The Executive Committee has the authority to take any action that the board of directors may take, subject to some restrictions imposed by law. Until April 1, 1998, the Executive Committee also served as the nominating committee. Fred Wilpon (chair), Wilbur H. Gantz, Talat M. Othman and Eugene L. Step are members of the Executive Committee.

     What compensation do directors receive? Of the current board members, only Messrs. Gantz and Meyer are employees of the Company, who do not receive compensation for serving on the board. Until 1998, non-employee directors did not receive cash compensation for serving on the board or any of its committees, but were eligible for stock option grants. During 1997, those directors received grants of fully-vested options to purchase an aggregate of 98,000 shares of Common Stock at a weighted average exercise price of $25.48 per share.

     In November 1997, upon recommendation of the Compensation Committee, the board of directors adopted a compensation program for non-employee directors for the years 1998-2002. Under that program, non-employee directors are compensated in cash and options to purchase the Company's Common Stock as follows:

     Annual Retainer:    Basic                                    $15,000
                         Executive Committee chair supplement     $10,000
                         Other committee chair supplement         $ 5,000

     Meeting Fee:        $1,000 for each board meeting attended in
                         person or by telephone (no separate
                         compensation for committee meetings)

     Option Grant:       Initial Grant
                            10,000 shares at January 1, 1998 or
                            upon subsequent initial election to the board

                         Subsequent Annual Grant
                            Basic                                   6,000 shares
                            Executive Committee chair    additional 2,000 shares
                            Other committee chair        additional 1,000 shares

     Instead of receiving the basic annual retainer for the years 1998--2002 in cash, non-employee directors may elect to receive additional stock options (based on the exercise price) equal to four times the amount of cash annual retainer waived. These options have a ten-year term and are granted at an exercise price equal to the fair market value of the Common Stock on the grant date. The options will vest in five equal installments, on the date of grant and on each of the four ensuing anniversaries of the date of grant provided the grantee remains a director at the time of vesting. A director joining the board during the term of the program may elect to receive, in lieu of the basic cash annual retainer, additional stock options equal to the basic retainer prorated for the remainder of the five-year term.


                               EXECUTIVE OFFICERS

     In addition to Wilbur H. Gantz and Alan R. Meyer, the Company's current executive officers are the following (ages are as of December 31, 1997 and other information is as of the date of this proxy statement).

A. Bruce Montgomery, M.D.           Dr. Montgomery has been Executive Vice President--Research and
Age 44                              Development since January 1998.  He joined the Company in 1993 as
Executive Vice President--          Vice President of Medical and Regulatory Affairs and was promoted
  Research and Development          to Senior Vice President in July 1995.  From 1989 to November 1993,
                                    Dr. Montgomery was Associate Director of Clinical Research at
                                    Genentech, Inc., a biotechnology company, where he was involved in the clinical development of Pulmozyme, an inhaled drug for cystic fibrosis patients.  From 1988 to 1989 he was Assistant Professor of
                                    Medicine and Director of the Medical Intensive Care Unit, Pulmonary
                                    Disease Section, Department of Medicine, State University of New
                                    York, Stony Brook, New York.  Previously Dr. Montgomery was
                                    Assistant Professor of Medicine in Residence, University of
                                    California, San Francisco, and Cardiovascular Research Institute,
                                    Chest Service, San Francisco General Hospital.  He is co-inventor of two use patents related to aerosolized pentamidine, a drug for an AIDS-related infection.  Dr. Montgomery is a brother of Michael
                                    J. Montgomery, a director of the Company.

Marc F. Wipperman                   Mr. Wipperman joined the Company in 1996 as Vice
Age 46                              President--Manufacturing, and was promoted to Senior Vice
Senior Vice President--             President--Operations in January 1998.  He oversees the development
  Operations                        and commercialization of manufacturing processes, from the sourcing of raw materials to production, quality control and distribution.
                                    Before joining the Company, Mr. Wipperman was a consultant to the pharmaceutical industry from 1993 to 1996 and was President of
                                    Certified Manufacturing Corporation, a pharmaceutical consulting firm, from 1995 to 1996.  Previously, he held a variety of management, manufacturing and engineering positions with Johnson &
                                    Johnson, a pharmaceutical manufacturer.

                            EXECUTIVE COMPENSATION

     The following table shows the compensation in the last three years of the Company's chief executive officer and the Company's other two executive officers (the "Named Executive Officers") at the end of 1997.

                                  Summary Compensation Table

                                                                             Long Term
                                                Annual Compensation         Compensation
                                                -------------------         ------------
                                                                             Securities
                                                 Salary     Bonus      Underlying Options (#)
                                                ---------  --------    ----------------------
 Wilbur H. Gantz                        1997     $302,320  $175,000            75,000
  President and                         1996      290,690   116,276            60,000
  Chief Executive Officer               1995      279,510        --            68,750

 A. Bruce Montgomery, M.D.              1997      201,660    85,000            80,000
  Senior Vice President--               1996      194,070    67,865            25,000
  Research and Development              1995      183,057    63,665            25,000

 Alan R. Meyer                          1997      187,200    81,000            20,000
  Senior Vice President,                1996      180,000    63,000            15,000
  Chief Financial Officer,              1995      168,667    58,800            25,000
  Treasurer and Assistant Secretary

                             Option Grants in 1997

     The following table shows options granted to each Named Executive Officer during 1997.

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                  Percent of                                         Annual Rates of
                                  Number of          Total                                             Stock Price
                                    Shares          Options                                          Appreciation for
                                  Underlying      Granted to      Exercise or                         Option Term(2)
                                   Options       Employees in     Base Price    Expiration      --------------------------
          Name                    Granted(1)      Fiscal Year      ($/Share)       Date             5%             10%
          ----                    ----------     ------------     -----------   ----------      ----------     -----------
Wilbur H. Gantz                     75,000            11%            $22.25       1/08/07       $1,049,468     $2,659,558

A. Bruce Montgomery, M.D.           30,000             4              22.25       1/08/07          419,787      1,063,823
                                    50,000             7              25.00       1/30/07          786,118      1,992,178

Alan R. Meyer                       20,000             3              22.25       1/08/07          279,858        709,215

(1) The exercise price of each option is the fair market value of the Common Stock on the date of grant. Options vest in four equal annual installments beginning on the first anniversary of the grant date.

(2) These values are calculated using assumed annual rates of appreciation of stock price, as required by the rules of the Securities and Exchange Commission. The actual value of the options will vary according to the market price of the Common Stock. This table does not suggest that the amounts shown will materialize.

                Aggregated Option Exercises in Last Fiscal Year
                   and Fiscal Year-End Option Values for 1997

     No options were exercised by any of the Named Executive Officers in 1997. The following table shows information regarding stock options held by each Named Executive Officer at the end of 1997.

                                            Number of Shares                      Value of Unexercised
                                         Underlying Unexercised                   In-the-Money Options
                                       Options at Fiscal Year-End                at Fiscal Year-End(1)
                                       --------------------------                ---------------------
             Name                   Exercisable        Unexercisable        Exercisable         Unexercisable
             ----                   -----------        -------------        -----------         -------------
Wilbur H. Gantz                        210,000             56,251            $4,954,048          $  836,734
A.  Bruce Montgomery, M.D.              75,467             88,908             1,641,119           1,462,553
Alan R. Meyer                           87,500             35,000             2,240,313             693,750

(1) These figures are based on a price of $37.125 per share, the closing price of the Common Stock on December 31, 1997, as quoted on the Nasdaq National Market, as reported by The Wall Street Journal (Midwest Edition).

Employment Agreements

     Wilbur H. Gantz had an employment agreement with the Company, which expired in May 1997. The employment agreement provided that Mr. Gantz would receive a salary and bonus, in addition to benefits that are generally available to the Company's employees. The agreement prohibits Mr. Gantz from competing with the Company for one year after termination of his employment with the Company.

     A. Bruce Montgomery, M.D., has a month-to-month employment agreement with the Company, under which he is entitled to receive an annual base salary and bonus (up to 30% of the annual base salary) as the board of directors determines. Dr. Montgomery is also entitled to receive benefits offered to the Company's employees generally. The agreement permits the Company to terminate the employment of Dr. Montgomery for cause. The agreement also prohibits Dr. Montgomery from competing with the Company for one year following termination of his employment.

Compensation Committee Interlocks and Insider Participation

     In 1997, the Compensation Committee consisted of Talat M. Othman (Chair), Lawrence C. Hoff, a former director, and Fred Wilpon. No current or past executive officer or employee of the Company serves on the Compensation Committee, which since April 1, 1998 is known as the Compensation and Nominating Committee because it also performs the functions of the nominating committee as of that date. No executive officer of the Company serves on the board or the compensation committee of any entity whose directors or officers serve on the Compensation and Nominating Committee of the Company. The current members of the committee are Talat M. Othman (Chair), John L. Gordon and Fred Wilpon.


                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee, composed entirely of independent directors, is responsible for the administration of the compensation program for the Company's executive officers, including the Named Executive Officers. The Committee annually reviews the compensation of the Company's executive officers. It makes recommendations to the board of directors as to the compensation of the Chief

Executive Officer and determines the specific salary amounts and other compensation awards for the other Named Executive Officers. In its review of compensation matters, the Committee consults data derived from compensation surveys and other advisory services provided by an independent consultant and other publicly available competitive compensation data.

Compensation Philosophy

     The Company's executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of shareholders. To implement that philosophy, the Company offers each of its executives a combination of base salary, short-term incentive in the form of annual cash bonuses and long-term incentive in the form of stock options, with emphasis on pay-for-performance by placing a progressively greater portion of total compensation on the incentive-based elements as the position level advances. Through this compensation structure, the Company aims to (i) attract and retain highly qualified and talented executives, (ii) provide appropriate incentives to motivate those individuals to maximize shareholder returns by producing sustained superior performance, and (iii) reward them for outstanding individual contributions to the achievement of the Company's near-term and long-term business objectives.

Base Salary

     Base salaries reflect individual positions, responsibilities, experience, leadership and potential contribution to the success of the Company. Actual salaries vary according to the Compensation Committee's subjective assessment of a number of factors in its review of base salaries of Company executives. The Committee conducts annual reviews to ensure that base salaries are competitive, that they reflect the specific responsibilities of individual executives and that they appropriately reward individual executives for their contributions to the Company's performance.

Annual Cash Incentives

     Each executive officer is eligible to receive cash bonuses based on the Compensation Committee's assessment of his or her individual performance and the performance of the Company. In its evaluation of the performance of the officer and the determination of incentive bonuses, the Committee does not assign quantitative relative weights to different factors or follow mathematical formulas. Rather, the Committee makes its determination in each case after considering the factors it deems relevant at the time. The factors considered by the Compensation Committee in its determination of incentive bonuses for 1997 included several Company performance milestones: the successful conclusion of the TOBI clinical trials, the timely submission of the New Drug Application to the Food and Drug Administration to market TOBI and that agency's subsequent approval of TOBI, as well as the individual contributions of key employees to each of those milestones and overall Company performance.

Stock Options

     Stock options are currently the Company's sole long-term compensation vehicle. Options are granted at the fair market value of the Common Stock on the date of grant and vest in four equal annual installments beginning on the first anniversary of the grant date. Stock options are intended to provide executives with a stake in the future success of the Company, thereby giving the executives sufficient incentive to manage the Company from the perspective of an owner with equity at risk.

     In determining the size of each individual option grant, the Compensation Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for awards, and the range of potential compensation levels that the option awards may yield. The Committee decides on the number and timing of stock option grants to executive officers based on its assessment of the performance of each executive. The Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the prevailing circumstances. The Committee, when determining the amount of stock options to award to any specific executive, does not consider the amount of stock already owned by that executive. The Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions concerning stock ownership and option exercises.

Compensation of the Chief Executive Officer

     The Compensation Committee increased Mr. Wilbur H. Gantz's base salary for 1997 to $302,320 from $290,690 in 1996, an increase of 4%. In recognition of Mr. Gantz's leadership and contributions during 1997 as the Company's Chief Executive Officer, the Committee recommended that he receive a cash bonus of $175,000 and an option to purchase 75,000 shares, which were approved by the board of directors unanimously. Among Mr. Gantz's achievements in 1997 were his outstanding contribution to the Company's development of its drug candidates and the preparation for the marketing of TOBI. Mr. Gantz was instrumental in moving the Company from a development stage enterprise to a commercial enterprise; his active participation in the development of TOBI, the Company's first drug, culminated in the drug receiving FDA approval for marketing in late 1997. In addition, Mr. Gantz has maintained and enhanced the Company's strong record in product development, technology, innovation, quality and management efficiency, provided strong leadership to the Company's management team and aggressively pursued new growth opportunities.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows tax deductions to publicly owned companies for compensation in excess of $1 million paid to any of its named executive officers. Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee believes that options granted under the Company's stock option plans qualify as performance-based compensation. Currently, none of the Named Executive Officers earns more than $1 million in salary and bonus (which are not performance-based compensation for purposes of section 162(m)). Therefore, the Committee has not adopted an explicit policy relating to the deductibility of executive compensation.

Submitted by the Compensation Committee of the Board of Directors

Talat M. Othman (Chairman)
Lawrence C. Hoff
Fred Wilpon

                               PERFORMANCE GRAPH*

     The graph below compares the cumulative total return on the Common Stock since November 22, 1995 (the date the Common Stock began trading on Nasdaq National Market) through December 31, 1997 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceuticals Stocks Index. Cumulative total return values were calculated assuming an investment of $100 on November 22, 1995 and reinvestment of dividends. The historical stock price performance is not necessarily indicative of future results.


                     Comparison of Cumulative Total Return

              PathoGenesis      Nasdaq      Nasdaq Pharmaceuticals
  Date         Corporation   Stock Market           Stock
  ----        ------------   ------------   ----------------------
11/22/95         100.000       100.000             100.000
12/29/95         110.000       103.294             120.875
03/29/96         163.750       108.112             125.763
06/28/96         155.000       116.937             122.162
09/30/96         177.500       121.097             124.955
12/31/96         217.500       127.049             121.226
03/31/97         250.000       120.163             115.126
06/30/97         291.250       142.188             124.281
09/30/97         355.000       166.243             139.425
12/31/97         371.250       155.903             125.270

CRSP Total Returns for:             11/22/95   12/29/95   12/31/96   12/31/97
-----------------------             --------   --------   --------   --------
PathoGenesis Corporation              100.00     110.00     217.50     371.25

Nasdaq Stock Market                   100.00     103.30     127.00     156.00

Nasdaq Pharmaceuticals Stocks         100.00     120.90     121.20     125.30

*Source: Center for Research in Security Prices (CRSP)

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information regarding beneficial ownership of the Common Stock as of February 24, 1998, by (i) each person or group who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director, (iii) each Named Executive Officer, and
(iv) all current executive officers and directors as a group.

                                               Shares Beneficially Owned(1)
                                               ----------------------------
Name                                             Number        Percent(2)
----                                             ------        ----------
The Capital Group Companies, Inc.(3).......    1,035,000           6.4
Wilbur H. Gantz(4).........................      557,575           3.4
John L. Gordon(5)..........................       11,616            *
Elizabeth M. Greetham(6)...................      210,000           1.3
Alan R. Meyer(7)...........................       91,500            *
Michael J. Montgomery(8)...................       26,648            *
Talat M. Othman(9).........................       32,116            *
Eugene L. Step(10).........................       35,500            *
Fred Wilpon(11)............................      763,116           4.7
A. Bruce Montgomery, M.D.(12)..............       86,117            *
Marc F. Wipperman(13)......................       17,500            *
All directors and executive officers
  as a group of ten persons (4)(5)(6)(7)
  (8)(9)(10)(11)(12)(13)...................    1,814,188          10.9

---------
*Less than 1%.

(1) Unless otherwise indicated, the persons named in the table above have sole voting and investment power over all shares beneficially owned by them, subject to applicable community property laws. Beneficially owned shares include shares subject to options exercisable within 60 days of February 24, 1998.

(2) Based on 16,245,077 shares outstanding as of February 24, 1998. In computing the percentages shown in the table, shares subject to options exercisable within 60 days of February 24, 1998 are treated as outstanding.

(3) Based on Schedule 13G filed by The Capital Group Companies Inc., Capital Research and Management Company and SMALLCAP World Fund, Inc. on February 11, 1998. The Schedule 13G states that (i) SMALLCAP World Fund, Inc., an investment company, and Capital Research and Management Company, an investment adviser that serves as investment adviser to the SMALLCAP World Fund, Inc., are the beneficial owners of the 1,035,000 shares, (ii) SMALLCAP World Fund, Inc. has sole voting power over those shares; (iii) Capital Research and Management Company has sole dispositive power over these shares, and (iv) The Capital Group Companies, Inc., which owns Capital Research and Management Company, may be deemed to beneficially own the shares but disclaims beneficial ownership of the shares. The address of The Capital Group Companies, Inc., Capital Research and Management Company and SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(4) Includes: (i) 18,750 shares held by The Wilbur H. Gantz 1992 Irrevocable GST Trust, of which Mr. Gantz is Trustee; (ii) 112,500 shares held by The Wilbur H. Gantz 1992 Irrevocable Children's Trust; and (iii) options to purchase 210,000 shares. Mr. Gantz disclaims beneficial ownership of the shares held by the trusts named in clauses (i) and (ii) of the preceding sentence. Also includes 1,875 shares held by Mr. Gantz's wife and 25,850 shares held by a trust for her benefit, although Mr. Gantz disclaims beneficial ownership of shares held by Mrs. Gantz and that trust.

(5)  Represents options to purchase 11,616 shares.

(6) Represents (i) options to purchase 18,000 shares and (ii) 192,000 shares held by WPG Life Science Fund, L.P., and WPG Institutional Life Sciences Fund, L.P., of which Ms. Greetham is the portfolio manager. She may be deemed to share voting and investment power over such 192,000 shares but disclaims beneficial ownership of such shares.

(7)  Includes options to purchase 87,500 shares.

(8) Includes (i) options to purchase 19,866 shares and (ii) 532 shares owned by Mr. Montgomery's minor children. Does not include shares beneficially owned by A. Bruce Montgomery.

(9)  Represents options to purchase 32,116 shares.

(10) Includes options to purchase 30,500 shares.

(11) Represents (i) options to purchase 44,366 shares and (ii) 718,750 shares held by Sterling PathoGenesis Company, of which Mr. Wilpon is managing partner; he disclaims beneficial ownership of such 718,750 shares except to the extent of his pecuniary interest.

(12) Includes (i) 4,400 shares owned by Dr. Montgomery's wife as custodian for minor children, as to which Dr. Montgomery disclaims beneficial ownership, and (ii) options to purchase 75,467 shares. Does not include shares beneficially owned by Michael J. Montgomery.

(13) Represents options to purchase 17,500 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that its directors and executive officers complied during 1997 with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 with the exception of one report filed after the applicable deadline by Michael
J. Montgomery with respect to a purchase of shares.


                              CERTAIN TRANSACTIONS

     During 1997, the Company rented office space in New York, New York, from an affiliate of Sterling PathoGenesis Company, a founding shareholder of the Company, pursuant to an oral lease, at an annual rental of $37,500. The Company believes this annual rate to be comparable to a rate which would be charged by an independent third party. In addition, in 1997 the Company reimbursed such affiliate of Sterling PathoGenesis approximately $19,400 for out-of-pocket expenses incurred on behalf of the

Company in 1996 and 1997 relating to the Company's use of the leased space. Fred Wilpon, a director of the Company, and Marvin Tepper, the Company's Secretary, are two of the partners of Sterling PathoGenesis Company.


                                   PROPOSAL 2

                    APPROVAL OF THE PATHOGENESIS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     The board of directors on April 1, 1998 adopted the PathoGenesis Corporation Employee Stock Purchase Plan (the "Plan"), subject to approval by the shareholders. A copy of the Plan is included as Appendix A to this Proxy Statement.

     The purpose of the Plan is to benefit the Company and its subsidiaries by offering eligible employees a favorable opportunity to purchase Common Stock over a period of years, thereby giving them a proprietary interest in the anticipated growth and prosperity of the Company and encouraging the continuance of their dedicated services to the Company and its subsidiaries. A summary of the principal features of the Plan follows.

     Summary. Under the Plan, the Company may offer up to 200,000 shares of Common Stock for sale to eligible employees through periodic offerings to be made in the ten-year period commencing July 1, 1998. Each employee of the Company or a subsidiary on the date of any offering will be eligible to participate in the Plan, except (i) an employee whose customary employment is for five or fewer months in any calendar year, (ii) an employee who either owns, or immediately after the grant of an option would own, five percent or more of the shares of Common Stock (including shares that the employee may purchase under outstanding options under the Plan and otherwise), and (iii) an employee of a subsidiary that is excluded from participation (generally any foreign subsidiary).

     The Plan will be administered by the Compensation and Nominating Committee of the board of directors, or such other committee or subcommittee of the board as the board determines (the "Administrator"). The Administrator may delegate to any officer, who in turn may delegate to other officers or employees, the authority to determine all issues regarding the Plan (other than the timing of offerings) and to interpret the Plan, subject to review by the Administrator, whose decision will be final and binding.

     The Company may make one or more offerings to eligible employees. No offering may last more than two years. During each offering period, the Company will give each participating employee an option to purchase shares of Common Stock with a portion (from 1% to 15%, as selected by the employee) of the employee's cash compensation during that period (or any shorter period of participation elected by the employee). No employee may be granted an option that permits the employee's rights to purchase Common Stock under the Plan (or under any other stock purchase plan of the Company established pursuant to
Section 423 of the Internal Revenue Code) to accrue at a rate exceeding $25,000 of fair market value of such stock (determined as of the first day of the offering) in any calendar year in which the option is outstanding at any time.

     The Company will establish a payroll deduction account for each participating employee and will deduct the elected portion of cash compensation from the employee's pay. The employee may change his or her payroll deduction by complying with the procedures and limitations established by the Administrator under the Plan, but not more often than once in any month. The employee may cease participating at any time and may withdraw his or her entire account balance when he or she ceases to participate. An employee who has stopped participating (whether or not he or she has withdrawn the account balance) may only resume participation once during any offering period.

     Under the Plan, each participating employee will receive an option to buy as many whole shares of Common Stock as may be purchased by the amount elected by the employee to be deducted from his or her pay, plus the balance (if any) carried forward from the employee's payroll deduction account from the preceding offering period.

     On the last day of each six-month period during any offering, and at termination of each offering or of the Plan, the account of the employee shall be totaled. If the account has sufficient funds to buy one or more full shares, the employee will be deemed to have exercised the option to buy such share or shares as of that date. Any balance remaining in the account at the end of an offering period will be carried forward in the account for the next offering period under the Plan or under a succession Plan or, if there is none, will be paid to the employee as soon as practicable. The balance carried forward may not exceed the purchase price of one share on the last day of the offering period.

     The purchase price for each share purchased under the Plan pursuant to a particular offering will be the lesser of (i) 85% of the fair market value of the Common Stock at the beginning of the offering or (ii) 85% of the fair market value at the time when the employee is deemed to have exercised the option to purchase such share.

     If a participating employee retires, dies or terminates employment with the Company or a subsidiary for any reason, payroll deduction will cease and no further shares of Common Stock will be purchased for the employee. If a custodian has been appointed, the number of shares of Common Stock in the employee's account will be registered in the name of the employee, and the remaining cash balance in the account will be paid to the employee as soon as practicable.

     A participating employee's right to purchase shares subject to an outstanding option under the Plan will become exercisable immediately prior to
(i) the Company's merger or consolidation with, or transfer of all or substantially all of its assets to, another entity, unless the successor entity assumes the Plan, or (ii) termination of the Plan following certain change-in-control events.

     If shares of Common Stock are changed by a stock dividend, stock split or combination, merger or consolidation with any other corporation or corporations, or any other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made to the number or kind of shares subject to the Plan and the purchase price.

     The board of directors may amend the Plan in any respect, except that the approval of the holders of a majority of the outstanding shares of Common Stock is required for any amendment to increase or decrease the number of shares approved for the Plan or to reduce the purchase price per share other than the adjustments described in the last paragraph.

     Federal Income Tax Consequences. The following discussion is only a summary of general federal income tax consequences to the Company and participating employees, and does not cover all possible federal, state or local income tax consequences of participation in the Plan.

     The Company understands that under existing law no income will be recognized to an employee for federal income tax purposes solely by reason of being granted the right to purchase shares of Common Stock under the Plan or by reason of purchasing such shares. The amount deducted from the employee's pay and used to purchase shares in the Plan will, however, be subject to income tax.

     The tax consequences to an employee of selling or disposing of the shares generally depends on how long he or she has held the shares. If the employee sells or disposes of the shares (other than by death) before the later of (i) two years after the beginning of the offering period or (ii) one year after the purchase of shares, the employee will recognize ordinary income to the extent the fair market value of the shares at the time they were purchased exceeded the purchase price. Any additional gain is capital gain. The Company will receive a tax deduction equal to the amount of ordinary income recognized to the employee.

     If, however, the employee sells or disposes of the shares after the later of (i) two years after the beginning of the offering period or (ii) one year after the purchase of shares, the employee will recognize ordinary income only to the extent of the 15% discount in the purchase price of the shares at the beginning of the offering period (not to exceed the gain recognized in the sale or disposition). Any additional gain is capital gain. In this case, the Company will not receive any tax deduction for the income recognized to the employee.

     If the employee dies while holding shares acquired under the Plan, there will be included in the employee's taxable income for the year of death the amount of ordinary income described in the preceding paragraph, regardless of whether the holding periods described above have been met.

     In each case, the amount of ordinary income recognized to the employee will increase the tax basis of the shares, reducing the amount of capital gain realized (or producing a capital loss) upon taxable disposition of the shares.

     Adoption of the Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting is necessary to approve the adoption of the Plan.

     The board believes that the Plan is in the best interests of the Company. By offering employees an attractive opportunity to buy Common Stock, the board believes the Plan provides incentives for participating employees to maximize shareholder value. Moreover, the Plan is an attractive addition to existing employee benefits offered by the Company and should help the Company to attract and retain qualified employees. For these reasons, the board of directors recommends a vote FOR approval of the PathoGenesis Corporation Employee Stock Purchase Plan.


                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The board of directors of the Company has selected KPMG Peat Marwick LLP as independent accountants for 1998. That selection is being submitted to shareholders for ratification.

     Representatives of KPMG Peat Marwick LLP are expected to be available at the meeting to answer appropriate questions, and may make a statement if they desire to do so.

     The board of directors recommends a vote FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for 1998.


                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not know of any matter to be acted on at the meeting other than those discussed in this proxy statement. If any other matter is presented, the proxy holders will vote on the matter according to their best judgment.


                             ADDITIONAL INFORMATION

     Who pays for this proxy solicitation? The Company will bear the cost of this proxy solicitation. In addition to mailing proxy solicitation material, officers and employees of the Company may solicit proxies in person or by facsimile, telephone or other electronic means. They will not receive any special compensation for that service, but the Company will reimburse them for any out-of-pocket expenses. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to the beneficial owners to obtain authority to execute proxies, and will reimburse those entities for reasonable expenses. The Company has engaged Morrow & Co. to assist in the solicitation of proxies from shareholders for a fee estimated at approximately $5,000, plus reimbursement of out-of-pocket expenses.

     How can a shareholder proposal be submitted for the 1999 annual meeting? Any proposal for inclusion in the proxy statement for the Company's 1999 annual meeting of shareholders must be received by the Company at 201 Elliott Avenue West, Seattle, Washington 98119 on or before December 20, 1998, and must comply with applicable rules of the Securities and Exchange Commission.

     If you would like a copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K for 1997, please write to: Investor Relations, PathoGenesis Corporation, 201 Elliott Avenue West, Seattle, Washington 98119. The company will provide a copy of the report to you at no charge.


                                     Marvin B. Tepper
                                     Secretary

                                                                      APPENDIX A

                            PathoGenesis Corporation
                          EMPLOYEE STOCK PURCHASE PLAN


     The purpose of this Employee Stock Purchase Plan (the "Plan") is to benefit PathoGenesis Corporation, a Delaware corporation (the "Company") and its subsidiaries by offering eligible employees a favorable opportunity to become shareholders of the Company over a period of years, thereby giving them a proprietary interest in the anticipated growth and prosperity of the Company and encouraging the continuance of their dedicated services to the Corporation and its subsidiaries. Pursuant to the Plan, 200,000 shares of common stock, $0.001 par value per share, of the Company (the "Stock") may be offered for sale to eligible employees through periodic offerings to be made during the ten-year period commencing July 1, 1998.

     The Plan is intended to qualify as an Employee Stock Purchase Plan under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

     1. Administration. The Plan will be administered by the Compensation and Nominating Committee of the Board of Directors, or such other committee or subcommittee of the Board of Directors as the Board shall determine (in either case, the "Committee"). Notwithstanding the foregoing, an officer of the Company designated by the Committee, or such other officers or employees as he or she may designate, shall have the authority to determine all issues with respect to the administration of the Plan (other than the timing of offerings), and to interpret the provisions of the Plan and resolve all issues of eligibility or participation, subject to the oversight of the Committee. Any determination or interpretation made by the officer so designated may be appealed to the Committee, and the Committee's decision with respect thereto shall be final and binding on all parties.

     2. Eligibility. All employees of the Company and its subsidiaries on the date of any offering (as hereinafter described) shall be eligible to participate in the Plan, except that the following classes of employees shall not be eligible:

     (a) employees whose customary employment is for five or fewer months in any calendar year;

     (b) employees who either own, or immediately after the grant of an option under the Plan would own, stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (for purposes of this subparagraph
          (b), an employee shall be deemed to own any stock owned, directly or indirectly, by or for his siblings, spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be deemed to be owned proportionately by its shareholders, partners, or beneficiaries, all in accordance with the Section 424(d) of the Code, and stock that the employee may purchase under outstanding, options, whether under this Plan or otherwise, shall be treated as stock owned by the employee); and

     (c) employees who are employed by a subsidiary that is excluded from participation in the Plan (all subsidiaries shall participate provided that, unless the Committee otherwise determines, subsidiaries substantially all of whose employees are neither citizens nor resident aliens of the United States shall not participate; for all purposes of this Plan, a subsidiary of the Company shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code).

     3. Offerings. The Company will make one or more offerings to employees to purchase Stock under this Plan. Each offering period shall be not more than two years in duration, and shall commence and end at such times as the Committee may determine. During each offering period (or during such portion thereof as an employee may elect to participate), each participating employee shall be given the option to purchase shares of Stock, with a portion of such employee's compensation as set forth in more detail below. For all purposes of this Plan, "compensation" shall mean the employee's regular or basic compensation for employment with the Company or its subsidiaries, including wage or salary payments, commission payments, extra cash payments of overtime premium, and shift pay for Saturday, Sunday or holiday work. Compensation shall not include irregular payments such as incentive bonuses and discretionary cash incentives, noncash payments, welfare or fringe benefits, or employer contributions to pension, profit-sharing or retirement plans.

     4. Participation. Subject to the last sentence of Section 7, an employee eligible on the effective date of any offering may participate in such offering on such effective date or on the first day of any calendar quarter commencing within the offering period (an "enrollment date") by completing the enrollment process prescribed by the Company. The enrollment process will authorize a regular payroll deduction from the employee's compensation, and will take effect on the next payroll date after the enrollment date (or such later payroll date as the Committee may determine by uniform rules).

     5. Payroll Deductions. The Company will maintain a payroll deduction account for each participating employee. With respect to any offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages from a minimum of 1% up to a maximum of 15% of the compensation received by the employee during the offering period (or during such portion thereof as an employee may elect to participate). Notwithstanding any other provision of the Plan, no employee may be granted an option that permits the employee's rights to purchase Stock under this Plan and any other stock purchase plan (as defined in Section 423 of the Code) of the Company and any subsidiary of the Company to accrue at a rate that exceeds $25,000 in any calendar year in which the option is outstanding at any time, with rights being valued at the fair market value of such underlying Stock (determined on the effective date of the offering). For purposes of the preceding sentence, an employee's right to purchase Stock accrues when the employee's option first becomes exercisable, and the rules set forth in Section 423(b)(8) of the Code shall apply.

     6. Deduction Changes. An employee may at any time increase or decrease the employee's payroll deduction by filing a new payroll deduction authorization form, subject to limitations on the number, frequency or timing of changes established by the Committee, which shall apply uniformly to all participants. Unless and until a different rule is established by the Committee, an employee may not change his or her payroll deduction more than once in any month. A change will not become effective sooner than the next pay period after receipt of the form by the Company. An employee may suspend his or her payroll deduction completely pursuant to this Section 6, but the employee's right to resume participation during the same offering period shall be governed by the last sentence of Section 7.

     7. Withdrawal of Funds. An employee may at any time and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an offering. An employee who ceases to participate in an offering, either by withdrawing his or her funds pursuant to this Section 7 or by suspending his or her payroll deductions pursuant to
Section 6, may thereafter resume participation only once during the remainder of the offering period.

     8. Purchase of Shares. Each employee participating in any offering under this Plan will be granted an option, upon the effective date of such offering (or of the employee's participation), to purchase as many whole shares of Stock as may be purchased with the following amounts:

     (a) the compensation of the employee withheld during the applicable offering period pursuant to Sections 5 and 6; and

     (b) the balance (if any) in the employee's account carried forward from the preceding offering period pursuant to the final paragraph of this
          Section 8.

     As of the last day of every sixth month period during any offering, and upon termination of the Plan, the account of each participating employee shall be totaled. If the account contains sufficient funds to purchase one or more full shares as of that date, the employee shall be deemed to have exercised an option to purchase such share or shares as of that date. The employee's account shall be charged for the amount of the purchase price and ownership of such share or shares shall be appropriately entered in the books of the Company in the name of the employee (unless a custodian is appointed as provided in Section
10). A participating employee may not purchase a share in any offering beyond the end of the applicable offering period. Any balance remaining in an employee's account at the end of an offering period will be carried forward in the account for the following offering period or, if there is none, shall be paid to the employee as soon as practicable. In no event will the balance carried forward exceed the purchase price of one share on the last day of the last month of the offering period.

     9. Purchase Price of Shares. The purchase price for each share purchased will be the lesser of 85% of the fair market value (as defined in Section 11) on the effective date of the offering or 85% of the fair market value at the time the option is exercised.

     10. Appointment of Custodian. The Committee may, but shall not be obligated to, appoint a custodian who shall hold the Stock purchased under the Plan and maintain records showing the number of shares of Stock owned by each participating employee. Either the Committee or, with the Committee's consent, the custodian, may also designate one or more broker/dealers (any one of which may be the custodian or an affiliate of the custodian) to sell shares of Stock credited to an employee's account at the employee's direction and distribute the proceeds, net of commissions and other applicable expenses, to the employee.
The custodian shall distribute as soon as practicable all dividends or other distributions received with respect to the Stock to the participating employees in proportion to the number of shares credited to each of their accounts as of the record date for such distributions, except for distributions of Stock which shall be held by the Custodian and credited to the participating employees' accounts. The custodian shall exercise all voting, tender and similar rights with respect to the Stock in accordance with the instructions of the participating employees or, in the absence of instructions, as directed by the Committee. Upon an employee's termination of employment for any reason, the shares of Stock credited to his or her account shall be registered on the books of the Company in the name of the employee (or of the beneficiary appointed pursuant to Section 13.) Any Stock registered in the name of an employee may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship.

     11. Fair Market Value. The "fair market value" for any day shall be the average of the high bid and low asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use; provided that if the Stock shall become listed on one or more national securities exchanges, the fair market value shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to the principal exchange on which the Stock is so listed. If such prices are not available on a given day, then the Committee may use the prices of such Stock on the next preceding trading day for which such prices are available.
The Committee may revise the method of determining the fair market value of Stock, provided that such revisions are uniformly applied and consistent with the requirements of Section 423 of the Code.

     12. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Company shall exist with respect to shares purchased under this Plan unless and until the Stock is registered in the name of the employee, or the custodian on behalf of the employee, on the records of the Company.

     13. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's retirement, death or termination of employment for any reason, all payroll deductions shall cease and no further shares of Stock shall be purchased for such employee. If a custodian has been appointed to hold the Stock, the number of shares of Stock in the employee's account shall be registered in the name of the employee, and the remaining cash balance in the employee's account shall be paid to the employee as soon as practicable thereafter. Each employee may designate one or more beneficiaries who shall be entitled to receive the balance in the employee's account upon his or her death, in accordance with procedures established, and subject to limitations determined, by the Committee. An employee may change any of his or her beneficiaries at any time without the consent of such beneficiary, provided that no designation or change of a beneficiary shall have any effect or be binding upon the Company until actually received, in writing, on the form prescribed by the Committee. If a deceased employee has no surviving beneficiary, or if the Committee is unable to determine the identity of his or her beneficiary or to locate the beneficiary, the balance in the account shall be paid instead to his or her estate.

     14. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of the descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     15. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose.

     16. Adjustment in Case of Changes Affecting Stock. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options theretofore granted thereunder shall be proportionately adjusted; (b) in the event of any merger or consolidation of the Company with any other corporation or corporations, there shall be substituted for each share of the Company then subject to the

Plan, whether or not at the time subject to outstanding options, the number and kind of shares of common stock or other voting securities to which the holders of Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of Stock subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be adjusted appropriately.

     17. Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing or decreasing the number of shares approved for issuance pursuant to this Plan (other than as provided in Section 16) or (ii) decreasing the purchase price per share (other than as provided in Section 16).

     18.  Termination of the Plan.

     (a) This Plan and all rights of employees under any offering pursuant to the Plan hereunder shall terminate:

     (i) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase (and if the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee on a pro rata basis among the participants in proportion to their respective account balance on that date); or

     (ii) at any time, at the discretion of the Board of Directors.

     No offering hereunder shall extend beyond June 30, 2008. Upon termination of this Plan, any amount in the account of a participating employee shall be carried forward into the employee's payroll deduction account under a successor Plan, if any, or refunded to the employee as soon as practicable thereafter.

     (b) Notwithstanding the foregoing, in the event that either (i) the Company enters into an agreement to merge or consolidate with, or to transfer all or substantially all of its assets and business to, another entity, and such agreement does not provide for the successor entity to assume the Plan (with appropriate changes pursuant to Section 16), or (ii) the Plan is terminated following the occurrence of an event that causes the Preferred Stock Purchase Rights declared by the Board of Directors on June 26, 1997 to become exercisable, then each participating employee who has an option under the Plan shall have the right under such option to purchase for cash a number of shares of Stock up to the total number of shares the employee could have purchased under such option had the Plan remained in effect for the balance of the offering during which such event occurs. Such option shall be exercisable, in accordance with administrative procedures specified by the Committee, either immediately prior to the closing of the transaction described in clause (i) or immediately prior to termination of the Plan following the event described in clause (ii). The maximum number of shares each participating employee may purchase pursuant to this subparagraph (b) shall be determined by multiplying the amount withheld from the employee's compensation pursuant to Section 5 in the last payroll period prior to termination of the Plan by the number of payroll periods remaining in the term of the offering, plus the balance in the employee's account. Each employee's right to purchase Stock shall be subject to the last two sentences of Section 5, and if the total number of shares that employees elect to purchase exceeds the maximum number of shares remaining available under the Plan, the available shares shall be divided among the electing employees in proportion to the number of shares they elect to purchase. All other provisions of the Plan, as appropriate, shall apply to purchases of Stock pursuant to this subparagraph (b).

     19. Governmental Regulations. The Company's obligation to sell and deliver the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock.

     At the time of any exercise of any option by a participating employee, the Company may, if the Company shall determine it necessary or desirable for any reason, require the employee as a condition of the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the employee upon the exercise of the option and a stop order may be placed with the transfer agent for the shares issued pursuant to such exercise. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to options under the Plan upon any securities exchange or Nasdaq stock market or another quotation service or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, no option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Company.

     20. Repurchase of Shares. The Company may repurchase outstanding shares of Stock, upon such terms as the Company may approve, for delivery under this Plan.

     21. Approval of Shareholders. This Plan shall be submitted to the shareholders of the Company for approval at the first annual meeting held after approval of the Plan by the Board of Directors, or at a special meeting called for such purpose. Anything else contained herein to the contrary notwithstanding, no options shall be exercised until the Plan is approved by the shareholders, and, if the Plan is not approved within 12 months after its approval by the Board of Directors, the Plan shall be null and void and all amounts held in the participants' accounts shall be refunded to them as soon as practicable.

     22. No Employment Guarantee. Neither the establishment of the Plan nor any modification thereof shall be construed as giving to any participant or other person any legal or equitable right against the Company or any other participating employer except as herein provided. Under no circumstances shall the terms of employment of any participant be modified or in any way affected hereby. The maintenance of this Plan shall not constitute a contract of employment with any participant, and participation in the Plan will not give any participant a right to be retained as an employee of any employer.

PathoGenesis Corporation                                                   PROXY
                                             Solicited by the Board of Directors


                          Annual Meeting/June 3, 1998

     Wilbur H. Gantz, Alan R. Meyer and Marvin B. Tepper, or any one or more of them, each with power of substitution, are authorized to vote the shares of the undersigned at the annual meeting of shareholders of PathoGenesis Corporation to be held June 3, 1998 and at any adjournment of that meeting. They shall vote on the matters described in the proxy statement accompanying the notice of meeting in accordance with the instructions on the reverse side of this card, and in their discretion on such other matters as may come before the meeting.

                          (continued on reverse side)

                            PathoGenesis Corporation
                  Mark your vote in oval using dark ink only.

___________________
Common shares

1.  Election of Directors                                         2.  Approval of the Patho-      For    Against   Abstain
                                                                      Genesis Corporation         / /      / /       / /
    Nominees:                                                         Employee Stock
      Talat M. Othman,                                                Purchase Plan
      Eugene L. Step,
      Fred Wilpon                                                 3.  Ratification of the         For    Against   Abstain
                                                                      Selection of KPMG           / /      / /       / /
FOR all nominees;                                     For All         Peat Marwick LLP as
Withhold my vote from              For     Withhold    Except         independent
 nominees; or                      / /        / /        / /          accountants
For all nominees except any
 whose name I have crossed                                        4.  In their discretion, on
 out                                                                  any other matter that may
                                                                      properly come before the
                                                                      meeting.

                                                                    If no specific instructions are provided, this proxy
                                                                    will be voted for the nominees for directors and for
                                                                    proposals 2 and 3.

                                                                                     Dated:___________________    , 1998

                                                                 Signature(s) __________________________________________

                                                                 _______________________________________________________

                                                                 Please sign exactly as your name appears and return this
                                                                 proxy immediately in the enclosed reply envelope.